UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017 (November 28, 2017)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

New Compensatory Arrangements with Michael E. LaRocco

On November 28, 2017, Michael E. LaRocco, Chief Executive Officer and President of State Auto Financial Corporation (“STFC”), entered into the following new compensatory agreements: (1) a new employment agreement, commencing as of January 1, 2018 (the “Employment Agreement”), with STFC, State Auto Property and Casualty Insurance Company and State Automobile Mutual Insurance Company (“State Auto Mutual”); and (2) a new Executive Change of Control Agreement, commencing as of January 1, 2018 (the “Executive Agreement”), with STFC and State Auto Mutual. The Employment Agreement collectively defines “State Auto” as STFC, State Auto Mutual and each of their respective present and future subsidiaries and affiliates.

(a) Employment Agreement

The Employment Agreement provides for Mr. LaRocco’s continued employment as Chief Executive Officer and President of State Auto. The following provides a brief description of the material terms of the Employment Agreement:

Employment Term

Mr. LaRocco’s employment term ends on December 31, 2021, unless sooner terminated due to Mr. LaRocco’s disability, death, voluntary termination of employment, or involuntary termination of employment by State Auto for Cause or without Cause or termination by Mr. LaRocco for Good Reason (all as defined in the Employment Agreement).

Compensation

•	Mr. LaRocco will receive an annual base salary of $1,040,000, which is subject to annual increases as authorized by the STFC Compensation Committee.

•
Mr. LaRocco will participate in the State Auto Financial Corporation short-term incentive bonus plan (the “ S-T Incentive Plan ”) with an incentive bonus target equal to not less than 120% of his then current annual base salary.

•	Mr. LaRocco will participate in the STFC Long Term Incentive Plan (the “ LTIP ”) with an incentive bonus target equal to not less than 180% of his then current annual base salary.

•
Mr. LaRocco will be entitled to participate in all employee stock purchase, equity, retirement and other plans made available to executives of State Auto and receive any and all fringe benefits generally made available to employees of State Auto.

Severance Benefits Payable Upon Termination of Employment

•
In the event Mr. LaRocco suffers a “disability,” as defined in the Employment Agreement, State Auto may terminate Mr. LaRocco’s employment, in which case Mr. LaRocco will be entitled to receive his full compensation through his date of separation from service, including any compensation to which he may be entitled to receive pursuant to the S-T Incentive Plan and LTIP.

•
In the event of Mr. LaRocco’s death, his beneficiaries will receive payment of his then-current annual base salary accruing through the date of his death plus any compensation to which he may be entitled to receive pursuant to the S-T Incentive Plan and LTIP.

•
In the event of Mr. LaRocco’s voluntary termination of employment, Mr. LaRocco will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the S-T Incentive Plan and LTIP.

•
In the event of Mr. LaRocco’s involuntary termination of employment “for cause,” as defined in the Employment Agreement , Mr. LaRocco will be entitled to receive his base salary through the date of termination plus any compensation to which he may be entitled under the S-T Incentive Plan and LTIP.

•
In the event that the Boards of Directors of STFC and State Auto Mutual (collectively, the “ Boards ”) determine that Mr. LaRocco’s employment should be terminated before December 31, 2021, for any reason other than for death, disability, or “for Cause”, or Mr. LaRocco termniates his emplyment for Good Reason, Mr. LaRocco will be entitled to receive (i) the continuation of the payment of his base salary for 24 months, plus (ii) a one-year bonus payment equal to the average of the amount earned under the S-T Incentive Plan and LTIP in place for each of the two calendar years immediately preceding the calendar year in with the involuntary termination occurred. Mr. LaRocco will also be entitled to receive an amount equal to the then-current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by 24, payable as a single lump sum payment as soon as practicable after separation from service.

Forfeiture of Severance Benefits

•
The Boards may, in their discretion, require Mr. LaRocco to repay State Auto all or any portion of the severance benefits described above if: (i) Mr. LaRocco violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the Employment Agreement, (ii) it is later discovered that Mr. LaRocco engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iii) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; (B) Mr. LaRocco engaged in conduct detrimental to State Auto that caused or substantially contributed to the need for the financial statement restatement by State Auto; and (C) the amount of Mr. LaRocco’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. Notwithstanding the foregoing, if the Boards determine that Mr. LaRocco engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

•
The terms of any future clawback policies adopted by the Boards are incorporated into the Employment Agreement. In addition to the terms and conditions set forth in the Employment Agreement, any amounts payable or paid to Mr. LaRocco under the Employment Agreement are subject to the terms of any clawback policy of the Boards.

Confidential Information; Noncompetition Agreement; Nonsolicitation

•
The Employment Agreement imposes a post-employment confidentiality obligation upon Mr. LaRocco. This confidentiality covenant prohibits Mr. LaRocco from disclosing our using for his own gain any confidential information of State Auto unless and until such information becomes public knowledge or has come into the possession of other person by legal and equitable means other than as a result of disclosure by Mr. LaRocco.

•
The Employment Agreement also imposes a post-employment non-competition covenant upon Mr. LaRocco. Except as described below, the non-competition covenant has a two-year term and prohibits Mr. LaRocco from engaging in the property, casualty or specialty insurance underwriting business or any other line(s) of business in which State Auto is operating at the time of his separation from service as an officer, director, consultant or employee of an insurer operating in any state where State Auto operates which has direct written premium in excess of $1 billion nationally as of the end of the calendar year immediately preceding Mr. LaRocco’s separation from service with State Auto. The non-competition period is reduced to one year if Mr. LaRocco’s separation of services was due to his voluntary termination of employment.

•
Mr. LaRocco has agreed that for a period of two years following termination of his employment, he will not directly or indirectly hire, solicit for hiring or otherwise induce any employee of State Auto to leave State Auto’s employment.

(b) Executive Change of Control Agreement

Concurrently with entering into the Employment Agreement, Mr. LaRocco, STFC, and State Auto Mutual entered into an Executive Change of Control Agreement (the "Executive Agreement.") The term of the Executive Agreement ends on December 2020, subject to an extension for the lesser of 36 months after any month in which a Change of Control occurs, as defined below. The Executive Agreement will terminate if Mr. LaRocco’s employment with State Auto terminates prior to a Change of Control.

With respect to STFC, a “ Change of Control ” generally includes:

•	The acquisition by any person of beneficial ownership of 30% or more of STFC’s outstanding voting securities;

•
A change in the composition of the board of directors of STFC such that a majority of the directors (i) are not currently serving directors of STFC, or (ii) were not nominated by the Nominating and Governance Committee of STFC, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating and Governance Committee of STFC;

•	A merger involving STFC where STFC’s shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger;

•
A sale or other disposition of all or substantially all of the assets of STFC, including a sale of assets or earning power aggregating more than 50% of the assets or earning power of STFC on a consolidated basis; or

•	A reorganization or other corporate event involving STFC which would have the same effect as any of the above-described events.

With respect State Auto Mutual, a “ Change of Control ” generally includes:

•
An affiliation or merger involving State Auto Mutual which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating and Governance Committee of State Auto Mutual; or

•
A conversion of State Auto Mutual to a stock corporation which results in a change to the composition of the board of directors of State Auto Mutual or its successor such that a majority of the directors (i) are not currently serving directors of State Auto Mutual, or (ii) were not nominated by the Nominating and Governance Committee of State Auto Mutual, or (iii) were not appointed by at least two thirds of the total number of directors who either are currently serving directors or were nominated by the Nominating and Governance Committee of State Auto Mutual.

Under the Executive Agreement, STFC and State Auto Mutual, or their respective successors, must provide severance benefits to Mr. LaRocco if his employment is terminated (other than on account of Mr. LaRocco’s death, disability, or involuntary termination for Cause):

•	By STFC or State Auto Mutual at any time within 24 months after a Change of Control;

•	By Mr. LaRocco for Good Reason (as defined in the Executive Agreement) at any time within 24 months after a Change of Control; or

•
By STFC or State Auto Mutual at any time after an agreement has been reached with an unaffiliated third party, the performance of which agreement would result in a Change of Control involving such third party, if such Change of Control is actually consummated within 12 months after the date of such termination.

Mr. LaRocco's severance benefits payable under the Executive Agreement include:

•	A lump-sum cash payment equal to 2.99 times Mr. LaRocco’s annual base salary;

•
A lump-sum cash payment equal to 2.99 times Mr. LaRocco's Average Annual Award. Mr. LaRocco is also entitled to receive a prorated annual incentive payment for the year in which the Change of Control occurs; and

•	An amount equal to State Auto's then current monthly per employee cost of providing State Auto's health insurance benefit multiplied by 36.

•	Out-placement benefits in an amount up to a maximum of $35,000 plus travel expense of up to $5,000.

The Boards may, in their discretion, require Mr. LaRocco to repay State Auto all or any portion of the severance benefits described above if: (i) Mr. LaRocco violates any non-competition, non-solicitation or confidentiality covenant applicable to him and for the benefit of State Auto, including such covenants included in the Executive Agreement, (ii) it is later discovered that Mr. LaRocco engaged in conduct detrimental to State Auto during the employment term which has a material adverse effect on State Auto as determined by the Board of Directors of State Auto Mutual, in its discretion; or (iii) (A) the amount of any of the severance benefits was calculated based upon the achievement of certain financial results of State Auto that were subsequently the subject of a financial statement restatement by State Auto; (B) Mr. LaRocco engaged in conduct detrimental to State Auto that caused or substantially contributed to the need for the financial statement restatement by State Auto; and (C) the amount of Mr. LaRocco’s severance benefits would have been lower than the amount actually awarded to him had the financial results been properly reported. If the Boards determine that Mr. LaRocco engaged in fraudulent conduct, then the Boards must seek repayment of the severance benefits.

The terms of any future clawback policies adopted by the Boards are incorporated into the Executive Agreement. In addition to the terms and conditions set forth in the Executive Agreement, Mr. LaRocco has agreed that any amounts payable or paid to him under the Executive Agreement are subject to the terms of any clawback policy of the Boards.

In the event Mr. LaRocco’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that STFC will not have to pay an excess severance payment and Mr. LaRocco will not be subject to an excise tax.

The Executive Agreement provides that, for a period of five years after any termination of Mr. LaRocco’s employment, STFC will provide Mr. LaRocco with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend Mr. LaRocco to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. LaRocco in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of STFC or any subsidiary.

The Company must pay the cost of counsel (legal and accounting) for Mr. LaRocco in the event he is required to take any action to enforce any of the rights granted under the Executive Agreement. In addition, Mr. LaRocco is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce his rights under the Executive Agreement at a rate equal to the prime commercial rate of STFC’s principal bank or its successor in effect from time to time plus 4%.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued on November 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: November 28, 2017	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel